Exhibit 10.60

AMENDMENT TO AGREEMENT

                THIS AMENDMENT TO AGREEMENT (this “Amendment”) is entered into effective as of August 1, 2002 (the “Effective Date”), between MEDIA ARTS GROUP, INC., a Delaware corporation (“MAGI”), and CREATIVE BRANDS GROUP, INC., a California corporation (“CBG”), with respect to the following facts:

                A.            MAGI and CBG are parties to that certain letter agreement dated as of July 17, 2002, a copy of which is attached hereto and by this reference incorporated herein (the “Agreement”).

                B.            MAGI and CBG desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.             All capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning given such terms in the Agreement.

2.             The Agreement will remain in full force and effect until July 31, 2006.  After such expiration date, CBG’s rights under the Agreement, except for its rights to receive all of the compensation and reimbursements provided for under the Agreement (as amended by this Amendment) which accrue as of the expiration date, its right to review and audit MAGI’s books and records with regard to license revenues to ensure compliance with the Agreement, and its rights regarding the enforcement of such rights, all of which rights shall survive the expiration of the Agreement, shall terminate.

3.             Commencing and effective as of the Effective Date, the “7.5%” and the “20%” rates referred to in the paragraph of the Agreement captioned “Compensation to CBG; Term of Agreement” (with regard to increased revenues from pre-existing licensing relationships and with regard to existing and new licensing relationships) are hereby deleted and replaced with “24%”.  All amounts necessary to bring CBG’s compensation current (retroactive to the Effective Date) shall be paid upon the execution of this Amendment.

4.             For purposes of the Agreement (as amended by this Amendment), the term “existing licensing relationships” (and terms of similar import) shall be deemed to mean the relationships with the parties identified in Schedule 1 attached hereto and by this reference incorporated herein, and shall cover all license and product categories with such parties which have been, or are hereafter, approved by MAGI.  For purposes of the Agreement (as amended by this Amendment), the term “new licensing relationships” (and terms of similar import) shall be deemed to mean the relationships with the parties identified in Schedule 2 attached hereto and by this reference incorporated herein, all to the extent that CBG submits a deal point memo, executed by the proposed licensee, to MAGI not later than sixty (60) days after January 6, 2003, and shall cover all license and product categories with such parties which have been, or are hereafter, approved by MAGI.  The deal point memo shall contain, among other things, the information set forth in Exhibit “A” attached hereto and by this reference incorporated herein.  MAGI shall consider for approval, in good faith, each of the deal memos for each of the new licensing relationships during the aforesaid sixty (60) day period.  Tony Thomopolous and Steve Paszkiewicz shall personally oversee, and shall be the individuals making the approval decisions on behalf of MAGI in connection with, the consideration process with regard to the new licensing relationships, and interface with Ken Raasch and Eric Kuskey of CBG during such process.  If MAGI disapproves any of the new licensing relationships, it shall provide written notice to CBG specifying the reasons for the disapproval.

5.             The paragraph of the Agreement which begins “On revenues from new business initiatives…” is hereby deleted.  The paragraph of the Agreement which begins “The parties shall establish minimum performance…” is hereby deleted.

        6.             For purposes of clarification, the parties agree that the licenses which are contemplated by the Agreement are licenses to create art -based or non-art based products and/or services associated with Thomas Kinkade, his sketches, drawings, paintings and other works of art, and related trademarks, intellectual property, slogans, painting titles, etc., but the products will specifically exclude two-dimensional art, paper art and wall art (e.g., prints, canvases, lithographs and posters), and any and all media, including, without limitation, television, movies, music compact discs and other audio recordings, magazines, electronic rights, and, subject to the following clause, books; specifically excepted from the foregoing exclusion are books which are the subject of any CBG Protected Agreements (defined below).

7.             Notwithstanding paragraph 2 above, CBG’s relationship management of the key accounts identified in the Agreement shall terminate as of December 31, 2002.  CBG will be entitled to the compensation provided for in the Agreement with regard to said key accounts on all sales orders placed on or before December 31, 2002.

8.             During the term of the Agreement, MAGI shall have the right, in the exercise of its sole and absolute discretion, to (a) enter into or to reject agreements proposed by CBG (“Proposed Agreements”) involving parties which are the subject of new licensing relationships, as described in paragraph 3 above, (b) to renew or elect not to renew upon the expiration of the license agreements which are the subject of the Agreement, and/or (c) allow the expansion into new categories of products involving such license agreements.  With regard to (x) licensees under existing licensing relationships, and (y) licensees under the new licensing relationships who are listed in “category 1” in Schedule 2 attached hereto (i.e., new licensing relationships with respect to which MAGI has approved a signed letter of intent or deal memorandum, or equivalent writing, or is ready to proceed to prepare or negotiate a license agreement) (licensing agreements described in clauses (x) and (y) are referred to below collectively as the “CBG Protected Agreements”), the following provisions shall apply:

(a)                                                          If MAGI fails or refuses to renew upon expiration a CBG Protected Agreement, and MAGI subsequently (prior to the second anniversary of the scheduled expiration of such license) enters into a license agreement with a company or companies whose product(s) which is/are licensed under such new license agreement(s) are substantially similar to the products which were approved or produced under the CBG Protected Agreements, CBG shall be compensated, on an annual basis for each year (prorated for any partial year) of the remaining term of the Agreement, at a rate equal to 12% of the revenues received by MAGI (as compared to the 24% rate described in paragraph 3 above) with regard to the last twelve (12) months of the license agreement(s) with respect to the licensee(s) whose licenses were not renewed (subject to the provisions of clause 8(b) below).  Notwithstanding the foregoing, the 12% rate described in the preceding sentence shall be increased to 24% in the event that there is a change of control at MAGI prior to any non-renewal of a CBG Protected Agreement.

(b)                                                         If MAGI fails or refuses to renew upon expiration a CBG Protected Agreement, and MAGI subsequently (prior to the second anniversary of the scheduled expiration of such license) enters into a license agreement with a company who was the subject of a CBG Protected Agreement, for a product in a product category which the licensee produced prior to the expiration, CBG shall be compensated, on an annual basis for the remaining term of the Agreement, at a rate equal to 24% of the revenues received by MAGI (as described in the Agreement and in paragraph 3 above) with regard to the last twelve (12) months of the license agreement(s) with respect to the licensee(s) whose licenses were not renewed.

(c)                                                          If MAGI fails or refuses to renew upon expiration a CBG Protected Agreement, and MAGI subsequently (prior to the second anniversary of the scheduled expiration of such license) enters into a license agreement with a company who was the subject of a CBG Protected Agreement, for a product in a product category which is different than the one that the licensee produced prior to the expiration, CBG shall be compensated, on an annual basis for the remaining term of the Agreement, at a rate equal to 12% of the revenues received by MAGI (as described in the Agreement and in paragraph 3 above) under such new license agreement(s).  Notwithstanding the foregoing, the 12% rate described in the preceding sentence shall be increased to 24% in the event that there is a change of control at MAGI prior to any non-renewal of a CBG Protected Agreement.

(d)                                                         If MAGI fails or refuses to enter into a license agreement with a proposed licensee which is the subject of a CBG Protected Agreement, and MAGI subsequently (prior to the second anniversary of the date of a writing evidencing the end of negotiations regarding the proposed license agreement) enters into a license agreement with that proposed licensee, for a product in a product category which the licensee proposed to produce, CBG shall be compensated, on an annual basis for the remaining term of the Agreement, at a rate equal to 24% of the revenues received by MAGI (as described in the Agreement and in paragraph 3 above) under such license agreement(s).

9.             MAGI shall control the direction of its licensing program.  Accordingly, with regard to proposed expansions of licenses under the existing licensing relationships and/or the new licensing relationships, unless and until CBG and MAGI have conferred and discussed new product categories which may be approved with parties to the CBG Protected Agreements, and MAGI has approved, in concept, potential new product categories, CBG will not initiate discussions with such licensees to suggest new product categories.

10.           During the term of the Agreement, CBG shall assist MAGI as the parties deem reasonably appropriate with regard to the management of licensee relationships under the existing licensing relationships and the new licensing relationships.  Each party shall maintain, and make available to the other, upon notice by the other, for review and copying, its agreements, books and records which involve and/or relate to the license agreements, the revenues to be derived therefrom, and other matters related thereto.

11.           During the term of the Agreement, CBG shall be compensated as described in the Agreement and in paragraph 3 above with regard to all agreements entered between MAGI and a party under an existing licensing relationship and/or a new licensing relationship.

12.           The first sentence of the Agreement is hereby deleted in its entirety and replaced with the following: “The purpose of this Letter Agreement (‘Agreement’) is to set forth the terms of the agreement by which Creative Brands Group, Inc. (‘CBG’) will manage and develop, and be compensated with respect to, certain licensing and key account activities for Media Arts Group, Inc. (‘MAGI’ or the ‘Company’).”  Additionally, the second sentence of the Agreement is hereby deleted in its entirety.

13.           The first sentence of the section of the Agreement captioned “Nature of Services to be Provided” (which sentence begins with the words “CBG shall manage”) is hereby deleted in its entirety and replaced with the following: “CBG shall manage, grow, develop and service certain of MAGI’s licensing relationships (including under the ‘CBG Protected Agreements’ and the ‘new licensing relationships’, as defined herein) and key account relationships as set forth herein.”

14.           The third and fourth sentences of the second paragraph of the section of the Agreement captioned “Compensation to CBG; Term of Agreement” (beginning with the words “To the extent”) are hereby deleted in their entirety.  The fourth paragraph of that section is hereby deleted in its entirety.

15.           The first sentence of the fourth paragraph of the section of the Agreement captioned “Additional Terms” (which sentence begins with the words “CBG shall provide”) is hereby deleted in its entirety and replaced with the following: “At MAGI’s request, CBG shall provide on-site (at MAGI’s Morgan Hill headquarters) personnel for management of licensing issues and approvals, with MAGI having final approval on such issues.”

16.           The fifth paragraph of the section of the Agreement captioned “Additional Terms” (which begins with the words “MAGI shall provide”) is hereby deleted in its entirety and replaced with the following: “If MAGI chooses to have a booth at licensing trade shows, CBG shall have the right to have its representatives present in the booth in order to interact with licensees under the CBG Protected Agreements and the new licensing relationships.  If MAGI elects not to have a booth, and CBG has a booth, MAGI shall have the right to negotiate with CBG to have CBG act as a representative of MAGI at the show (which negotiation will also involve MAGI sharing some of the related costs and expenses).”

17.           IF A DISPUTE OCCURS BETWEEN THE PARTIES WHICH ARISES OUT OF OR RELATES IN ANY WAY TO THIS AGREEMENT OR ANY OTHER DOCUMENT SIGNED OR INITIALED IN CONNECTION WITH THIS AGREEMENT,

OR IF EITHER PARTY ALLEGES THAT THE OTHER PARTY IS IN DEFAULT UNDER THIS AGREEMENT OR ANY OF THOSE OTHER DOCUMENTS, THEN THE DISPUTE OR ALLEGATION SHALL BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION.  EITHER PARTY MAY INITIATE THE ARBITRATION BY GIVING WRITTEN NOTICE TO THE OTHER PARTY AND THE ESCROW HOLDER.  THE ARBITRATION SHALL BE CONDUCTED BY A NEUTRAL AND IMPARTIAL ARBITRATOR IN THE OFFICE OF JAMS/ENDISPUTE, IN SAN FRANCISCO OR SAN JOSE, CALIFORNIA (“JAMS”) OR SUCH OTHER ARBITRATOR AS IS MUTUALLY AGREED UPON IN WRITING BY THE PARTIES.  THE ARBITRATOR’S JUDGMENT SHALL BE FINAL AND BINDING UPON THE PARTIES, AND MAY BE ENTERED IN ANY COURT HAVING PROPER JURISDICTION.  IF THE PARTIES DO NOT AGREE UPON AN ARBITRATOR WITHIN TEN (10) BUSINESS DAYS AFTER THE DATE THE ARBITRATION IS INITIATED, THEN THE ARBITRATOR SHALL BE CHOSEN BY JAMS.  IN SELECTING THE ARBITRATOR, THE PROVISIONS OF SECTION 1297.121 AND 1297.124 OF THE CODE OF CIVIL PROCEDURE SHALL APPLY.  THE FEE TO INITIATE THE ARBITRATION SHALL BE PAID BY THE INITIATING PARTY, AND THAT FEE AND ALL OTHER COSTS OF THE ARBITRATION, INCLUDING ATTORNEYS’ FEES INCURRED, SHALL ULTIMATELY BE BORNE BY THE LOSING PARTY, AS DETERMINED BY THE ARBITRATOR.  IN THE ABSENCE OF A DETERMINATION BY THE ARBITRATOR, THE PARTIES SHALL EACH BEAR ONE-HALF OF THE FEES AND COSTS OF THE ARBITRATION AND ALL OF ITS OWN ATTORNEYS’ FEES AND OTHER COSTS IN CONNECTION THEREWITH.  THE RESULTS OF THE ARBITRATION SHALL BE FINAL, NON-APPEALABLE, BINDING UPON BOTH PARTIES, AND MAY BE ENFORCED BY EITHER PARTY.  THE ARBITRATION SHALL BE PROMPTLY AND TIMELY COMMENCED (AND, IN ANY EVENT, WITHIN THIRTY (30) DAYS OF THE DATE ON WHICH THE ARBITRATOR SHALL HAVE BEEN SELECTED) AND COMPLETED.

18.           In the event of any conflict between the provisions of the Agreement (and/or any other agreement between the parties) and the provisions of this Amendment, the provisions of this Amendment shall control.  Except as set forth above, the Agreement shall continue in full force and effect.

19.           All exhibits and schedules attached to this Amendment are incorporated in full herein and in the Agreement by this reference.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

MEDIA ARTS GROUP, INC.,		CREATIVE BRANDS GROUP, INC.,
a Delaware corporation		a California corporation

By:	/s/ Anthony D. Thomopoulos	By:	/s/ Ken Raasch
Its:	Chairman & CEO	Its:	CEO

By:	/s/ Robert Murray	By:	/s/ Eric Kusky
Its:	VP, General Counsel & Secretary	Its:	President

Creative Brands Group — Media Arts Group Inc.

Licensee Deal Memorandum

Licensee:	XYZ Corp City, State	Date: Contract Version:	3/24/03 New Contract

CONTRACT DETAILS
Articles:

Territory:

Market:

Exclusions:

Term:

Exclusivity:

First Marketing Deadline:
Minimum Production Qty:

Royalty Rate:

Advance:
Guarantee:

Notice to Licensee:

If the foregoing accurately states our understanding, please sign and return a copy of this Deal Memorandum on or before 5:00 p.m. on __________, 200_. Upon receipt of the signed Deal Memorandum from you, we will forward it to Media Arts Group, Inc.  This Deal Memorandum is not a binding agreement on you, Creative Brands Group, Inc., or Media Arts Group, Inc.